FORM OF
OMNIBUS AMENDMENT TO SERIES OF
ASSIGNMENTS AND ASSUMPTIONS OF CARRIED INTEREST

This Omnibus Amendment to the Series of Assignments and Assumptions of Carried Interest (the “Amendment”) made as of the __ of ___, 20__ by and between ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership, having an office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605 (”Assignor”) and __________________ [insert Assignee name], an individual residing in the State of New York (“Assignee”).

W I T N E S S E T H :

WHEREAS, the Assignor and Assignee executed [a][insert “series of” if multiple Assignments] Assignments and Assumptions of Carried Interest dated as follows: _______[, ______, and ______](the “Assignment” [insert “Assignments” if more than one]; and

WHEREAS, the Assignor desires to clarify that the distributions which may be made to Assignee are within the sole discretion of the Assignor; and

WHEREAS, the Assignee desires to clarify certain provisions regarding his rights to vest and to be paid the distributions notwithstanding anything to the contrary.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Assignments.

2.The second paragraph of Section 5.ii. commencing with, “Notwithstanding any other agreement between Assignee and Company, ….” shall be deleted and the following substituted therefor:

“Notwithstanding any other agreement between Assignee and Company, upon Assignee’s: (I) voluntary termination of employment with the Company or (II) termination of employment by the Company for Cause (as defined below), any portion of the Assigned Interest which has not vested shall be forfeited. Notwithstanding anything to the contrary aforesaid, following a Change of Control (as defined below) or if the Assignor or any wholly-owned affiliate terminates the Assignee’s employment without Cause (as defined below), or Assignee terminates his or her employment for Good Reason (as defined below), or upon the death, disability or retirement of the Assignee, any part of the Assigned Interest which has not vested shall vest in full as of the date of such aforementioned event. If one of the aforementioned events occurs, then notwithstanding Section 8(b) of the Operating Agreement of the Fund III Special Member to the contrary, if distributions are made to the Assignor, the pro rata distributions shall be made to the Assignee.”

3.Except as expressly provided in this Amendment, all terms, conditions, representations, warranties and covenants contained in the Assignments shall remain in full force and effect, and are hereby ratified, confirmed and acknowledged by the parties hereto.

4.This Amendment shall be construed, interpreted and governed in accordance with the laws of the State of New York, without regard to the choice of laws provisions thereof.

5.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one document. All facsimile and electronically transmitted signatures shall be deemed as originals.

6.In the event of a conflict between this Amendment and the Assignments, the provisions of this Amendment shall govern and control.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Amendment.

[Signature Page Immediately Follows]

ASSIGNOR:	ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By:    Acadia Realty Trust, its general partner

By:
Robert Masters, Senior Vice President

ASSIGNEE:
[Insert Name of Assignee]